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                                                                    EXHIBIT 11.1


                              BEST SOFTWARE, INC.
                       COMPUTATION OF EARNINGS PER SHARE


                                                              THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                  SEPTEMBER 30                  SEPTEMBER 30
                                                          --------------------------      --------------------------
                                                              1997           1996             1997           1996
                                                          -----------    -----------      -----------    -----------
                                                           UNUADITED      UNUADITED        UNUADITED      UNUADITED
 Weighted average common shares outstanding                    7,436          6,533            7,219          6,531
 Common stock equivalents:
     Preferred stock                                             625            625              625            625
     Dilutive effect of Stock options and warrants               946          1,670            1,228          1,670
     Warrant exercise                                             87             87               87             87
 Assumed common share issuance for dividends in excess           487            487              487            487
 of earnings                                              ----------     ----------       ----------     ----------

 Pro forma weighted average  shares outstanding                9,581          9,402            9,646          9,400
                                                          ==========     ==========       ==========     ==========

 Net income                                                   $1,095         $1,122           $1,445         $1,202
                                                          ==========     ==========       ==========     ==========

 Pro forma net income per share                                $0.11          $0.12            $0.15          $0.13
                                                          ==========     ==========       ==========     ==========





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